Exhibit 99.1

Agrify Corporation Announces $27.3 Million Private Placement

BILLERICA, Mass., January 26, 2022 (GLOBE NEWSWIRE) -- Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), the most innovative and vertically integrated provider of premium cultivation and extraction solutions for the cannabis and hemp industry, today announced that it has entered into securities purchase agreements with an institutional investor and other accredited investors in a private placement transaction. Under those agreements, the Company will issue and sell 4,020,994 shares of common stock (the “Common Stock”) or, in lieu of Common Stock, pre-funded warrants (the “Pre-Funded Warrants”), and accompanying warrants (the “Warrants”) exercisable six months from closing to purchase up to 3,015,745 shares of Common Stock for a period of five years at an exercise price of $7.48 per share (the “Offering”). The Common Stock and Warrants will be sold at a combined purchase price of $6.80. Members of management and the Board, including Raymond Chang, the Chairman and Chief Executive Officer of the Company, participated in the Offering on the same terms as the other investors except for a combined purchase price of $6.90. The Company expects to receive gross proceeds from the Offering of approximately $27.3 million before deducting placement agent fees and estimated Offering expenses.

A resale registration statement relating to the Common Stock and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants and the Warrants will be filed with the Securities and Exchange Commission (the “SEC”) within thirty (30) days of the date hereof.

Craig-Hallum Capital Group LLC is acting as the exclusive placement agent for the Offering.

The Offering is expected to close on or about January 28, 2022, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the Offering for general corporate purposes, including, among other things, working capital, product development, acquisitions, capital expenditures, and other business opportunities.

The securities sold in the Offering have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this Offering. There shall not be any sale of these securities in any state or jurisdiction in which such offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Agrify (Nasdaq:AGFY)

Agrify is the most innovative and vertically integrated provider of premium cultivation and extraction solutions for the cannabis and hemp industry. Our proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable our customers to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Agrify brings data, science, and technology to its customers for unparalleled control over cultivation and extraction. For more information, please visit Agrify at http://www.agrify.com, and Precision Extraction, a division of Agrify, at http://www.precisionextraction.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, the ability to satisfy the closing conditions for the Offering, future prospects, and financial performance. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2020 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify

Timothy Oakes

Chief Financial Officer

tim.oakes@agrify.com

(351) 777-6585

Investor Relations

Anna Kate Heller

ICR

agrify@icrinc.com

Media

Ellen Mellody

MATTIO Communications

agrify@mattio.com